Joint Filer Information

Name of Joint Filer:                  Hicks, Muse GP Partners IV, L.P.,

Address of Joint Filer:               c/o Hicks, Muse, Tate & Furst Incorporated
                                      2100 McKinney Avenue, Suite 1600
                                      Dallas, Texas 75201

Designated Filer:                     HM4-EQ Coinvestors, L.P.

Date of Event Requiring Statement:    June 12, 2014

Issuer Name and Ticker Symbol:        LIN Media LLC (NYSE: LIN)

Signature:                            Hicks, Muse GP Partners IV, L.P.

                                      By:    Hicks, Muse Fund IV, LLC,
                                             its general partner

                                      By:    /s/David W. Knickel
                                             -----------------------------------
                                             David W. Knickel
                                             Vice President and Chief Financial
                                             Officer

Joint Filer Information

Name of Joint Filer:                  Hicks, Muse Fund IV, LLC

Address of Joint Filer:               c/o Hicks, Muse, Tate & Furst Incorporated
                                      2100 McKinney Avenue, Suite 1600
                                      Dallas, Texas 75201

Designated Filer:                     HM4-EQ Coinvestors, L.P.

Date of Event Requiring Statement:    June 12, 2014

Issuer Name and Ticker Symbol:        LIN Media LLC (NYSE: LIN)

Signature:                            HICKS, MUSE FUND IV, LLC

                                      By:    /s/David W. Knickel
                                             -----------------------------------
                                             David W. Knickel
                                             Vice President and Chief Financial
                                             Officer